Consent of Registered Independent Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Form S-1 and the related prospectus of our report dated April 16, 2018, of our audit of the consolidated financial statements of Processa Pharmaceuticals, Inc., formerly Heatwurx, Inc., as of and for the years ended December 31, 2017 and 2016. We also consent to the reference to our firm under the captions “Experts” in such Registration Statement.

/s/ BD & Company, Inc.

Owings Mills, MD

July 30, 2018